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                                                                    EXHIBIT 12.2

RATIO OF EARNINGS TO FIXED CHARGES COMPUTATION
(in thousands except ratio of earnings to fixed charges)


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
                                                                   NINE MONTHS ENDED
                                                                  SEPTEMBER 30, 2004
                                                                  ------------------
EARNINGS:

Earnings before income taxes
        and minority interest                                       $     20,759

Portion of rents representative of interest expense                        4,454
Interest on indebtedness, including amortization of
        deferred loan costs                                               91,729
Amortization of capitalized interest                                       2,796
Minority interest in pre-tax income of subsidiaries that
        have not incurred fixed charges                                   (2,516)
                                                                    ------------
                Earnings, as adjusted                               $    117,222
                                                                    ------------

FIXED CHARGES:

Portion of rents representative of the
        interest factor                                             $      4,454
Interest on indebtedness, including
        amortization of deferred loan costs                               91,729
Capitalized interest                                                         900
                                                                    ------------

                Total fixed charges                                 $     97,083
                                                                    ============

                RATIO OF EARNINGS TO FIXED CHARGES                          1.2x
                                                                    ============
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